

<ARTICLE> UT
<LEGEND>
This schedule contains summary financial information extracted from SEC form  10-Q and is qualified in its entirety by reference to such financial statements.  The financial statements are unaudited but, in the opinion of PSE&G's management, reflect all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation.

</LEGEND>
<CIK> 0000081033
<NAME> PUBLIC SERVICE ELECTRIC AND GAS COMPANY
<MULTIPLIER> 1000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               JUN-30-1996
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   11,110,521
<OTHER-PROPERTY-AND-INVEST>                    521,564
<TOTAL-CURRENT-ASSETS>                       1,434,480
<TOTAL-DEFERRED-CHARGES>                     1,682,751
<OTHER-ASSETS>                                       0
<TOTAL-ASSETS>                              14,749,316
<COMMON>                                     2,563,003
<CAPITAL-SURPLUS-PAID-IN>                      594,395
<RETAINED-EARNINGS>                          1,412,249
<TOTAL-COMMON-STOCKHOLDERS-EQ>               4,569,647
<PREFERRED-MANDATORY>                          568,000
<PREFERRED>                                    113,392
<LONG-TERM-DEBT-NET>                         4,290,582
<SHORT-TERM-NOTES>                                   0
<LONG-TERM-NOTES-PAYABLE>                            0
<COMMERCIAL-PAPER-OBLIGATIONS>                 736,929
<LONG-TERM-DEBT-CURRENT-PORT>                  250,000
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                     52,752
<LEASES-CURRENT>                                     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>               4,168,014
<TOT-CAPITALIZATION-AND-LIAB>               14,749,316
<GROSS-OPERATING-REVENUE>                    3,040,886
<INCOME-TAX-EXPENSE>                           145,358<F1>
<OTHER-OPERATING-EXPENSES>                   2,402,416
<TOTAL-OPERATING-EXPENSES>                   2,546,689
<OPERATING-INCOME-LOSS>                        494,197
<OTHER-INCOME-NET>                               2,481
<INCOME-BEFORE-INTEREST-EXPEN>                 496,678
<TOTAL-INTEREST-EXPENSE>                       212,023<F2>
<NET-INCOME>                                   292,417
<PREFERRED-STOCK-DIVIDENDS>                     14,989<F3>
<EARNINGS-AVAILABLE-FOR-COMM>                  295,921
<COMMON-STOCK-DIVIDENDS>                       256,401
<TOTAL-INTEREST-ON-BONDS>                      175,621
<CASH-FLOW-OPERATIONS>                         456,713
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>State Income Taxes of $659 and Federal Income Taxes for Other Income of $1,085 were incorporated into this line item for FDS purposes.  In the referenced financial statements, State Income Taxes are included in Taxes -
Other and Federal Income Taxes for Other Income are included in Other Income - Miscellaneous.

<F2>Total interest expense includes tax deductible Subsidiary Preferred Dividend Requirements.

<F3>Preferred Stock Dividends include non-tax deductible Subsidiary Preferred Dividend Requirements.

